    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON  MARCH 24, 1997
                              REGISTRATION NO. 33-90649
--------------------------------------------------------------------------------


                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EIP MICROWAVE, INC.
                (Exact name of registrant as specified in its charter)

            Delaware                                             95-2148645
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                               Identification No.)


3 Civic Plaza, Suite 265, Newport Beach, California                   92660
(Address of Principal Executive Offices)                           (Zip Code)


                                  EIP MICROWAVE, INC.
                  SECOND AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                               (Full title of the plan)

                                    John F. Bishop
                         Vice Chairman, Treasurer, Secretary
                                 EIP Microwave, Inc.
                               3 Civic Plaza, Suite 265
                               Newport Beach, CA 92660
                       (Name and address of agent for service)

                                    (714) 720-1766
            (Telephone number, including area code, of agent for service)

                           Copies of all communications to:

                               Michael E. Johnson, Esq.
                         Bainbridge Group, A Law Corporation

                          18301 Von Karman Avenue, Suite 410
                               Irvine, California 92612

                        --------------------------------------

                    The number of sequentially numbered pages is 8
                               Exhibit Index on page 6

                         CALCULATION OF REGISTRATION FEE (1)



------------------------------------------------------------------------------------------------------------
                                                   Proposed            Proposed
Title of securities         Amount to be           maximum             maximum             Amount of
to be registered             registered        offering price    aggregate offering    registration fee
                                                   per share             price
------------------------------------------------------------------------------------------------------------

Common Stock             80,000 shares (2)(5)      N/A (2)              N/A (2)            N/A (2)
($.01 par value)
------------------------------------------------------------------------------------------------------------
Common Stock             20,000 shares (3)(5)      N/A (3)              N/A (3)            N/A (3)
($.01 par value)
------------------------------------------------------------------------------------------------------------
Common Stock            100,000 shares (4)(5)     $2.375 (6)        $237,500 (6)            $72 (7)
($.01 par value)
------------------------------------------------------------------------------------------------------------


(1) This Registration Statement is filed pursuant to Paragraph E of the General Instructions to Form S-8. Accordingly, the contents of the Form S-8 Registration Statement (File No. 33-90644) filed on March 27, 1995 (the "Initial Registration Statement") by the Company with the Securities and Exhange Commission (the "Commission"), and the contents of the Form S-8 Registration Statement (File No. 33-90644) filed on February 20, 1996 (the "First Supplemental Registration Statement") by the Company with the Commission, are incorporated by reference herein.

(2) Represents the 80,000 shares of Common Stock initially registered pursuant to the Initial Registration Statement. The registration fee for such shares was paid in connection with the filing of the Initial Registration Statement.

(3) Represents the 20,000 shares of Common Stock initially registered pursuant to the First Supplemental Registration Statement. The registration fee for such shares was paid in connection with the filing of the First Supplemental Registration Statement.

(4) Represents the 100,000 shares of Common Stock to be initially registered pursuant to this Form S-8 Registration Statement.

(5) As presently constituted, plus such indeterminate number of shares as may become subject to the Second Amended and Restated 1994 Stock Option Plan as a result of adjustment provisions set forth in the Plan and agreements entered into pursuant thereto.

(6) Estimated solely for the purpose of computing the registration fee and computed in accordance with Rule 457(h) at an offering price of $2.375 on the basis of the average of the bid and asked prices of the Registrant's Common Stock on March 20, 1997.

(7) The amount of the registration fee is calculated at 1/33 of 1 percent of the maximum aggregate offering price.

                                        PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is filed pursuant to Paragraph E of the General Instructions to Form S-8. Accordingly, the contents of the Form S-8 Registration Statement (File No. 33-90644) filed on March 27, 1995 (the "Initial Registration Statement") by the Company with the Securities and Exhange Commission (the "Commission"), and the contents of the Form S-8 Registration Statement (File No. 33-90644) filed on February 20, 1996 (the "First Supplemental Registration Statement") by the Company with the Commission, are incorporated by reference herein.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Bainbridge Group, A Law Corporation ("Bainbridge Group") provides ongoing legal services for the Company and has given the opinion attached as Exhibit 5 hereto. Michael E. Johnson serves as a member of the Board of Directors of the Company and is President of Bainbridge Group.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law ("Section 145") requires a corporation to provide indemnification to its directors, officers, employees or other agents under certain circumstances and permits a corporation to provide indemnification in other circumstances upon determination that indemnification of the agent is proper under the circumstances because the agent has met the applicable standard of conduct.

Article Ninth of the Company's Certificate of Incorporation eliminates, to the fullest extent permitted by law, the personal liability of directors for monetary damages in certain instances for breach of a director's fiduciary duty of care. Article IX of the Company's Bylaws provides that (i) each director, officer and employee of the Company shall be indemnified by the Company to the fullest extent authorized by Delaware law subject to certain limitations, (ii) each indemnitee is entitled to be paid by the Company for its expenses in defending preceedings in advance of final determination, (iii) the right of indemnification provided therein shall not be exclusive, (iv) the Company is authorized to enter into contracts with any director, officer, employee or agent of the Company which provide for indemnification equivalent to or greater than provided in Article IX, and (v) the Company is required to maintain insurance to the extent reasonably available to protect itself and any such director, officer, employee or agent.

Consistent with Article IX of the Company's Bylaws, the Company has entered into individual Indemnification Agreements with its directors and officers. The Indemnification Agreements, among other things, provide mandatory indemnification protection in excess of that permitted by Section 145. The Indemnification Agreements provide certain procedures relating to indemnification and advancement of expenses.

In addition, the Company currently carries limited insurance coverage for its directors and officers. The Indemnification Agreements provide protections beyond those currently available from the Company's existing director's and officer's liability insurance.

ITEM 8.  EXHIBITS.

    4(a) EIP Microwave, Inc. Second Amended and Restated 1994 Stock Option Plan, previously filed as Exhibit 10(n) to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996, filed with the Commission on December 30, 1996 (File No. 0-5351), which is incorporated herein by reference.

    5         Opinion (and consent) of Bainbridge Group, a Law Corporation

    23(a)     Consent of Price Waterhouse LLP

    23(b) Consent of Bainbridge Group, a Law Corporation (set forth as part of Exhibit 5 above).

    24        Power of Attorney


                                      SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on this 19th day of February, 1997.


                                  EIP MICROWAVE, INC.


                                  By:  /s/ J. Bradford Bishop
                                       ---------------------------------------
                                       J. Bradford Bishop
                                       Chairman of the Board, Chief Executive
                                       Officer and Director

                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J. Bradford Bishop and John F. Bishop, and each or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


 SIGNATURE                    CAPACITY                        DATE
 ---------                    --------                        ----

 /s/ J. Bradford Bishop       Chairman of the Board, Chief    February 19, 1997
 ------------------------     Executive Officer and Director
 J. Bradford Bishop           (Principal Executive Officer)

 /s/ John F. Bishop           Vice Chairman, Treasurer,       February 19, 1997
 ------------------------     Secretary and Director
 John F. Bishop               (Principal Financial Officer)

 /s/ Michael E. Johnson       Director                        February 19, 1997
 ------------------------
 Michael E. Johnson

 /s/ Robert D. Johnson        Director                        February 19, 1997
 ------------------------
 Robert D. Johnson

 /s/ J. Sidney Webb           Director                        February 19, 1997
 ------------------------
 J. Sidney Webb

 /s/ Lewis R. Foster          President and Chief Operating   February 19, 1997
 ------------------------     Officer
 Lewis R. Foster

 /s/ E.O. Bince               Controller (Principal           February 19, 1997
 ------------------------     Accounting Officer)
 E.O. Bince

INDEX TO EXHIBITS



                                                                   Sequentially
   Exhibit                                                           Numbered
   Number                         Description                          Page
   ------                         -----------                          ----

    4(a) EIP Microwave, Inc. Second Amended and Restated 1994 Stock Option Plan, previously filed as Exhibit 10(n) to the Company's Annual Report on Form 10-KSB for the year ended September 30, 1996 filed with the Commission on December 30, 1996 (File No. 0-5351), which is incorporated herein by reference.

      5      Opinion (and consent) of Bainbridge Group, A Law            7
             Corporation

    23(a)    Consent of Price Waterhouse LLP                             8

    23(b)    Consent of Bainbridge Group, A Law Corporation (set         7
             forth as part of Exhibit 5 above)

     24      Power of Attorney                                           5